                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-62782

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 29, 2001)

                               25,000,000 SHARES

                                 METLIFE, INC.

                                  COMMON STOCK

                             ----------------------

     The selling stockholder named in this prospectus supplement is selling all of the shares. MetLife, Inc. will not receive any proceeds from the sale of shares of the common stock by the selling stockholder.

     MetLife, Inc.'s common stock is listed and traded on the New York Stock Exchange under the symbol "MET." The last reported sale price of the common stock on the New York Stock Exchange on August 7, 2001 was $29.05 per share.

                             ----------------------

     The underwriter has agreed to purchase the shares from the selling stockholder for $28.25 per share. The proceeds to the selling stockholder from the sale will be $706,250,000.

     MetLife, Inc. has agreed to purchase 10,000,000 of the shares from the underwriter at $28.25 per share. The remaining 15,000,000 shares may be offered by the underwriter from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The shares of common stock will be ready for delivery on or about August 13, 2001.

                             ----------------------

                              MERRILL LYNCH & CO.

                             ----------------------

           The date of this prospectus supplement is August 7, 2001.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

                                                              PAGE
                                                              ----
Incorporation by Reference..................................   S-3
MetLife, Inc................................................   S-4
Legal Proceedings Update....................................   S-4
Selling Stockholder.........................................   S-5
Underwriting................................................   S-6
Legal Opinions..............................................   S-8

PROSPECTUS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    3
Where You Can Find More Information.........................    3
Special Note Regarding Forward-Looking Statements...........    5
MetLife, Inc................................................    6
Use of Proceeds.............................................    6
Description of Common Stock.................................    6
Selling Stockholders........................................   13
Plan of Distribution........................................   15
Legal Opinions..............................................   16
Experts.....................................................   16

                             ----------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we, the selling stockholder nor the underwriter have authorized anyone to provide you with different information. If anyone provided you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder nor the underwriter are making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                           INCORPORATION BY REFERENCE

     Unless otherwise stated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "MetLife," "we," "our," or "us" refer to MetLife, Inc., together with Metropolitan Life Insurance Company ("Metropolitan Life"), and their respective direct and indirect subsidiaries, while references to "MetLife, Inc." refer only to the holding company on an unconsolidated basis.

     MetLife, Inc. has filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to MetLife, Inc. and the shares of common stock offered hereby, reference is made to the registration statement and the exhibits filed with the registration statement.

     MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which the accompanying prospectus is a part, can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.'s common stock is listed and traded on the New York Stock Exchange. These reports, proxy and information statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows "incorporation by reference" into this prospectus supplement and the accompanying prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. In addition to those documents incorporated by reference in the accompanying prospectus, MetLife, Inc. incorporates by reference the following documents which have been filed with the
SEC:

     - Annual Report on Form 11-K for the year ended December 31, 2000; and

     - Current Report on Form 8-K dated August 7, 2001.

     MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until termination of the offering of securities by this prospectus supplement and the accompanying prospectus.

     MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., One Madison Avenue, New York, New York 10010-3690 (telephone number 1-800-649-3593). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at MetLife's website, www.metlife.com. This is an inactive textual reference only, and you should be aware that the information contained on MetLife's website is not a part of this document or the accompanying prospectus.

                                 METLIFE, INC.

     We are a leading provider of insurance and financial services to a broad spectrum of individual and institutional customers. We currently provide individual insurance, annuities and investment products to approximately nine million households, or one of every 11 households in the U.S. We also provide group insurance and retirement and savings products and services to corporations and other institutions, including 87 of the FORTUNE 100 largest companies. Our institutional clients have approximately 33 million employees and members.

     We distribute our products and services nationwide through multiple channels, with the primary distribution systems being our core career agency system, our general agency distribution systems, our regional sales forces, our dedicated sales forces, financial intermediaries, independent agents and product specialists. We operate in the international markets that we serve through subsidiaries and joint ventures. Our international segment focuses on the Asia/Pacific region, Latin America and selected European countries and currently has insurance operations in twelve countries.

     MetLife, Inc. is incorporated under the laws of the State of Delaware. Its principal executive offices are located at One Madison Avenue, New York, New York 10010-3690. Its telephone number is (212) 578-2211.

                            LEGAL PROCEEDINGS UPDATE

     The following should be read in conjunction with MetLife, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 and MetLife, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, both of which have been filed with the Securities and Exchange Commission and are incorporated by reference in this prospectus supplement and the accompanying prospectus.

     We believe adequate provision has been made in our unaudited interim condensed consolidated financial statements for all reasonably probable and estimable losses for asbestos-related claims. Estimates of our asbestos exposure can be uncertain due to the limitations of available data and the difficulty of predicting with any certainty numerous variables that can affect liability estimates, including the number of future claims, the cost to resolve claims and the impact of any possible future adverse verdicts and their amounts. Recent bankruptcies of other companies involved in asbestos litigation, as well as advertising by plaintiffs' asbestos lawyers, may be resulting in an increase in the number of claims and the cost of resolving claims, as well as the number of trials and possible verdicts Metropolitan Life may experience. Plaintiffs are seeking additional funds from defendants, including Metropolitan Life, in light of such recent bankruptcies by certain other defendants. As reported in MetLife, Inc.'s Annual Report on Form 10-K, Metropolitan Life received approximately 54,500 asbestos-related claims in 2000. During the first six months of 2001, Metropolitan Life received approximately 34,600 asbestos-related claims. Metropolitan Life is studying its recent claims experience and numerous variables that can affect its asbestos liability exposure, including the recent bankruptcies of other companies involved in asbestos litigation and legislative and judicial developments, to identify trends and to assess their impact on its previously recorded asbestos liability. It is reasonably possible that our total exposure to asbestos claims may be greater than the liability recorded in our financial statements and that future charges to income may be necessary. While the potential future charges could be material in particular quarterly or annual periods in which they are recorded, based on information currently known by management, it does not believe any such charges are likely to have a material adverse effect on our consolidated financial position.

     As previously reported by MetLife, Inc., three lawsuits were filed against Metropolitan Life in 2000 in the United States District Courts for the Southern District of New York, for the Eastern District of Louisiana, and for the District of Kansas alleging racial discrimination in the marketing, sale, and administration of life insurance policies, including "industrial" life insurance policies sold by Metropolitan Life decades ago. Metropolitan Life successfully transferred the Louisiana and Kansas actions to the Southern District of New York where the three cases have been consolidated. A fourth case, originally filed in the United States District Court for the Southern District of Illinois in 2001, also has been transferred to the Southern District of New York. The plaintiffs in these actions seek unspecified monetary damages, punitive damages, reformation, imposition of a constructive trust, a declaration that the alleged practices are discriminatory and illegal, injunctive relief requiring Metropolitan Life to discontinue the alleged discriminatory practices and adjust policy values, and other relief. Discovery has been underway since late 2000. At the outset of discovery, Metropolitan Life moved for summary judgment on statute of limitations grounds. On June 27, 2001, the District Court denied that motion, citing, among other things, ongoing discovery on relevant subjects. The ruling does not prevent Metropolitan Life from continuing to pursue a statute of limitations defense. Plaintiffs have moved for certification of a class consisting of all non-Caucasian policyholders who were purportedly harmed by the practices alleged in the complaint. Metropolitan Life has opposed the class certification motion, but no hearing date has yet been set. These cases are scheduled for trial in January 2002. Metropolitan Life believes it has meritorious defenses and is contesting vigorously plaintiffs' claims.

     As reported in MetLife, Inc.'s Annual Report on Form 10-K, several lawsuits were brought in 2000 challenging the fairness of Metropolitan Life's plan of reorganization and the adequacy and accuracy of Metropolitan Life's disclosure to policyholders regarding the plan. Three purported class actions were filed in the United States District Court for the Eastern District of New York claiming violation of the Securities Act of 1933. Metropolitan Life's motion to dismiss these three cases was denied on July 23, 2001. A purported class action was also filed in the United States District Court for the Southern District of New York seeking damages from Metropolitan Life and MetLife, Inc. for alleged violations of various provisions of the Constitution of the United States in connection with the plan of reorganization. On July 9, 2001, pursuant to a motion to dismiss filed by Metropolitan Life, this case was dismissed by the District Court. Plaintiffs have since noticed an appeal to the United States Court of Appeals for the Second Circuit. Metropolitan Life, MetLife, Inc. and the individual defendants believe they have meritorious defenses to the plaintiffs' claims and are contesting vigorously all of the plaintiffs' claims in these actions.

     Various litigation, claims and assessments against us, in addition to those discussed above and those otherwise discussed in the documents incorporated by reference herein, and provided for in our unaudited interim condensed consolidated financial statements, have arisen in the course of our business, including, but not limited to, in connection with our activities as an insurer, employer, investor, investment advisor and taxpayer. Further, state insurance regulatory authorities and other Federal and state authorities regularly make inquiries and conduct investigations concerning our compliance with applicable insurance and other laws and regulations.

     It is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or provide reasonable ranges of potential losses. In some of the matters referred to above, very large and/or indeterminate amounts, including punitive and treble damages, are sought. Although in light of these considerations it is possible that an adverse outcome in certain cases could have a material adverse effect upon our consolidated financial position, based on information currently known by our management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect. However, given the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our operating results or cash flows in particular quarterly or annual periods.

                              SELLING STOCKHOLDER

     This prospectus supplement relates to the offering of 25,000,000 shares of MetLife, Inc.'s common stock by Santusa Holding, S.L. ("Santusa"), an affiliate of Banco Santander Central Hispano, S.A. The following table sets forth, as of August 3, 2001, information regarding Santusa's beneficial ownership of MetLife, Inc.'s common stock, both before and after completion of the offering. Santusa's address is Paseo de la Castellana 24, 28046 Madrid, Spain.

                                     SHARES BENEFICIALLY OWNED                  SHARES BENEFICIALLY OWNED
                                          BEFORE OFFERING                             AFTER OFFERING
NAME OF SELLING                      -------------------------      SHARES      --------------------------
STOCKHOLDER                            NUMBER      PERCENTAGE*     OFFERED        NUMBER      PERCENTAGE*
---------------                      ----------    -----------    ----------    ----------    ------------
Santusa Holding, S.L. .............  30,000,000       4.04%       25,000,000    5,000,000         0.67%

---------------
* Beneficial ownership is based upon 742,464,195 shares of MetLife, Inc.'s common stock outstanding as of August 3, 2001.

                                  UNDERWRITING

GENERAL

     Subject to the terms and conditions described in an underwriting agreement among MetLife, Inc., the selling stockholder and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder, 25,000,000 shares of common stock at $28.25 per share. MetLife, Inc. has agreed to purchase 10,000,000 of these shares from the underwriter at $28.25 per share.

     The underwriter has agreed to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased.

     MetLife, Inc. and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

     The underwriter is offering the shares of common stock, subject to prior sale, when, as and if accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer's certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

     The proceeds to the selling stockholder from the sale of the shares of common stock will be $706,250,000. MetLife, Inc. will not receive any proceeds from the sale of the shares of common stock by the selling stockholder.

     The expenses of the offering are estimated at $500,000 and are payable by MetLife, Inc. The selling stockholder has agreed to reimburse the underwriter for certain of its expenses not paid by MetLife, Inc.

     The distribution of the 15,000,000 shares of common stock by the underwriter may be effected from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of any shares of common stock hereby, the underwriter may be deemed to have received compensation from the selling stockholder equal to the difference between the amount received by the underwriter upon the sale of such common stock and the price at which the underwriter purchased such common stock from the selling stockholder. In addition, if the underwriter sells common stock to or through certain dealers, such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter and/or any purchasers of common stock for whom they may act as agent. The underwriter may also receive compensation from the purchasers of common stock for whom it may act as agent.

NO SALES OF SIMILAR SECURITIES

     The selling stockholder has agreed not to sell or transfer any common stock for 90 days after the date of this prospectus supplement, without first obtaining the written consent of Merrill Lynch. Specifically, the selling stockholder has agreed not to directly or indirectly:

     - offer, pledge, sell or contract to sell any common stock;

     - sell any option or contract to purchase any common stock;

     - purchase any option or contract to sell any common stock;

     - grant any option, right or warrant for the sale of any common stock;

     - lend or otherwise dispose of or transfer any common stock; or

     - enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

     This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the selling stockholder or for which the selling stockholder executing the agreement later acquires the power of disposition.

     For 45 days from the date of this prospectus supplement, MetLife, Inc. has agreed not to offer, sell, contract to sell or otherwise dispose of any securities of MetLife, Inc. which are substantially similar to the common stock offered by this prospectus supplement. However, this 45-day restriction shall not prohibit:

     - the issuance by MetLife, Inc. of any securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof;

     - MetLife, Inc. from issuing any securities or granting any options to purchase securities pursuant to existing employee benefit plans of MetLife, Inc.;

     - MetLife, Inc. from issuing any shares of common stock pursuant to any non-employee director stock plan or dividend reinvestment plan;

     - the exchange of convertible or exchangeable securities outstanding on the date hereof;

     - MetLife, Inc. from issuing securities in connection with any of MetLife, Inc.'s existing strategic alliances;

     - MetLife, Inc. from publicly announcing its intention to issue, or actually issuing, securities to shareholders of another entity as consideration for MetLife, Inc.'s acquisition of, or merger with, such entity;

     - transfers of MetLife, Inc.'s securities on behalf of clients, conducted in the ordinary course of its brokerage activities; or

     - MetLife, Inc. from engaging in an offering of common stock in compliance with the provisions of the (i) Standstill Agreement, dated April 3, 2000, among Credit Suisse First Boston, Guernsey Branch, Winterthur Life and MetLife, Inc., (ii) the Standstill Agreement, dated April 7, 2000, between Credit Suisse Group, Guernsey Branch and MetLife, Inc., (iii) the Standstill Agreement, dated April 3, 2000, between Banco Santander Central Hispano, S.A. and MetLife, Inc. and (iv) the Standstill Agreement, dated December 22, 2000, between Santusa Holding, S.L. and MetLife, Inc.

NEW YORK STOCK EXCHANGE

     The common stock is listed on the New York Stock Exchange under the symbol "MET."

PRICE STABILIZATION, SHORT POSITIONS

     Until the distribution of the shares of common stock is completed, SEC rules may limit the underwriter's ability to bid for and purchase MetLife, Inc.'s common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

     If the underwriter creates a short position in MetLife, Inc.'s common stock in connection with the offering, i.e., if the underwriter sells more shares than are listed on the cover of this prospectus supplement, the underwriter may reduce that short position by purchasing shares in the open market. Purchases of the common stock to stabilize its price or to reduce a short term position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

     Neither MetLife, Inc. nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of MetLife, Inc.'s common stock. In addition, neither MetLife, Inc. nor the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

OTHER RELATIONSHIPS

     The underwriter has engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. The underwriter has received customary fees and commissions for these transactions.

                                 LEGAL OPINIONS

     Davis Polk & Wardwell will pass upon legal matters for the selling stockholder. Debevoise & Plimpton will pass upon legal matters for the underwriter. Debevoise & Plimpton has, from time to time, represented, currently represents, and may continue to represent, us in connection with various legal matters. Debevoise & Plimpton maintains a group life insurance policy with Metropolitan Life. Skadden, Arps, Slate, Meagher & Flom LLP will pass upon legal matters for us. Skadden, Arps, Slate, Meagher & Flom LLP maintains a group life insurance policy with Metropolitan Life and beneficially owns an aggregate of less than 0.01% of MetLife, Inc.'s outstanding common stock. Helene L. Kaplan and Curtis H. Barnette, directors of MetLife, Inc. and Metropolitan Life, are of counsel to Skadden, Arps, Slate, Meagher & Flom LLP.

PROSPECTUS

                               60,000,000 SHARES

                                 METLIFE, INC.

                                  COMMON STOCK

     This prospectus relates to the sale by selling stockholders of up to 60,000,000 shares of MetLife, Inc. common stock. MetLife, Inc. will not receive any proceeds from the sale of shares of the common stock by the selling stockholders.

     The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling stockholders may sell the shares through underwriters, directly, through ordinary brokerage transactions or through any other means described in the section "Plan of Distribution."

     You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision. The prospectus supplement will describe the means of distribution for any shares of MetLife, Inc.'s common stock sold by the selling stockholders.

     MetLife, Inc.'s common stock is listed on the New York Stock Exchange under the trading symbol "MET." The last reported sale price of MetLife, Inc. common stock on the New York Stock Exchange on June 5, 2001 was $32.38 per share.

     None of the Securities and Exchange Commission, any state securities commission, the New York Superintendent of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June 29, 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    3
Where You Can Find More Information.........................    3
Special Note Regarding Forward-Looking Statements...........    5
MetLife, Inc................................................    6
Use of Proceeds.............................................    6
Description of Common Stock.................................    6
Selling Stockholders........................................   13
Plan of Distribution........................................   15
Legal Opinions..............................................   16
Experts.....................................................   16

                             ABOUT THIS PROSPECTUS

     Unless otherwise stated or the context otherwise requires, references in this prospectus to "MetLife," "we," "our," or "us" refer to MetLife, Inc., together with Metropolitan Life Insurance Company, and their respective direct and indirect subsidiaries, while references to "MetLife, Inc." refer only to the holding company on an unconsolidated basis.

     This prospectus is part of a registration statement that MetLife, Inc. filed with the SEC using a "shelf" registration process. Under this shelf process, the selling stockholders may, from time to time, sell in the aggregate up to 60,000,000 shares of MetLife, Inc.'s common stock in one or more offerings, as described in this prospectus. Each time a selling stockholder sells shares of MetLife, Inc.'s common stock, a prospectus supplement will be provided that will contain specific information about the terms of that offering to the extent required. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement together with the additional information contained under the heading "Where You Can Find More Information."

     You should rely on the information contained or incorporated by reference in this prospectus. MetLife, Inc. has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither MetLife, Inc. nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information in this prospectus is accurate as of the date of the prospectus. MetLife's business, consolidated financial condition, consolidated results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     MetLife, Inc. files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including MetLife, Inc. MetLife, Inc.'s common stock is listed and traded on the New York Stock Exchange. These reports, proxy and information statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows "incorporation by reference" into this prospectus of information that MetLife, Inc. files with the SEC. This permits MetLife, Inc. to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. MetLife, Inc. incorporates by reference the following documents which have been filed with the
SEC:

     - Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of shares of MetLife, Inc.'s common stock and Registration Statement on Form 8-A, dated March 31, 2000, relating to registration of MetLife, Inc.'s Series A Junior Participating Preferred Stock purchase rights;

     - Annual Report on Form 10-K for the year ended December 31, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

     - Current Report on Form 8-K dated May 8, 2001; and

     - Proxy Statement for the Annual Meeting of Shareholders held on April 24, 2001.

     MetLife, Inc. incorporates by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until it files a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

     MetLife, Inc. will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, MetLife, Inc., One Madison Avenue, New York, New York 10010-3690 (telephone number 1-800-649-3593). You may also obtain some of the documents incorporated by reference into this document at MetLife's website, www.metlife.com. You should be aware that the information contained on MetLife's website is not a part of this document.

                             SPECIAL NOTE REGARDING
                           FORWARD-LOOKING STATEMENTS

     This prospectus and the accompanying prospectus supplement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

     Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of MetLife, Inc.'s common stock. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

     - changes in general economic conditions, including the performance of financial markets and interest rates;

     - heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors;

     - unanticipated changes in industry trends;

     - MetLife, Inc.'s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends;

     - deterioration in the experience of the "closed block" established in connection with the reorganization of MetLife, Inc.'s subsidiary, Metropolitan Life Insurance Company;

     - catastrophe losses;

     - regulatory, accounting or tax changes that may affect the cost of, or demand for, our products or services;

     - downgrades in our ratings;

     - discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims;

     - adverse litigation or arbitration results;

     - our ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption;

     - other risks and uncertainties described from time to time in MetLife, Inc.'s filings with the Securities and Exchange Commission;

     - the risk factors or uncertainties listed herein or listed from time to time in prospectus supplements or any document incorporated by reference herein; and

     - other risks and uncertainties that have not been identified at this time.

MetLife, Inc. undertakes no obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures MetLife, Inc. makes on related subjects in its reports to the SEC.

                                 METLIFE, INC.

     We are a leading provider of insurance and financial services to a broad spectrum of individual and institutional customers. We currently provide individual insurance, annuities and investment products to approximately nine million households, or one of every 11 households in the U.S. We also provide group insurance and retirement and savings products and services to corporations and other institutions, including 87 of the FORTUNE 100 largest companies. Our institutional clients have approximately 33 million employees and members.

     We distribute our products and services nationwide through multiple channels, with the primary distribution systems being our core career agency system, our general agency distribution systems, our regional sales forces, our dedicated sales forces, financial intermediaries, independent agents and product specialists. We operate in the international markets that we serve through subsidiaries and joint ventures. Our international segment focuses on the Asia/Pacific region, Latin America and selected European countries and currently has insurance operations in twelve countries.

     MetLife, Inc. is incorporated under the laws of the State of Delaware. Its principal executive offices are located at One Madison Avenue, New York, New York 10010-3690. Its telephone number is (212) 578-2211.

THE REORGANIZATION

     On April 7, 2000, pursuant to an order by the New York Superintendent of Insurance approving its plan of reorganization, as amended, Metropolitan Life Insurance Company converted from a mutual life insurance company to a stock life insurance company and became MetLife, Inc.'s wholly-owned subsidiary. In connection with the plan of reorganization, each policyholder's membership interest was extinguished and each eligible policyholder received, in exchange for that interest, trust interests representing shares of MetLife, Inc.'s common stock to be held in the MetLife Policyholder Trust, cash or an adjustment to policy values in the form of policy credits, as provided in the plan of reorganization. A total of 494,466,664 shares of MetLife, Inc.'s common stock were distributed to the MetLife Policyholder Trust for the benefit of policyholders. For more information regarding the MetLife Policyholder Trust, see "Description of Common Stock -- MetLife Policyholder Trust."

     Immediately following the demutualization, MetLife, Inc. conducted an initial public offering of a total of 232,300,000 shares of common stock, and MetLife, Inc. and MetLife Capital Trust I, a Delaware statutory business trust that MetLife, Inc. wholly owns, conducted a public offering of a total of 20,125,000 8.00% equity security units. Concurrently with the foregoing offerings, MetLife, Inc. sold a total of 60,000,000 shares of common stock in private placements. For more information regarding the private placements, see "Selling Stockholders."

                                USE OF PROCEEDS

     All proceeds from the sale of the common stock offered hereby will be for the account of the selling stockholders, as described below. We will not receive any of the proceeds from the sale from time to time of the common stock offered hereby.

                          DESCRIPTION OF COMMON STOCK

     MetLife, Inc.'s board of directors is authorized to issue 3,000,000,000 shares of common stock, par value $0.01 per share, of which 749,733,176 shares, as well as the same number of rights to purchase shares of Series A Junior Participating Preferred Stock pursuant to the stockholder rights plan adopted by MetLife, Inc.'s board of directors on September 29, 1999, were outstanding as of May 4, 2001. MetLife, Inc. is authorized to issue 10,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus. See "-- Stockholder Rights Plan" for a description of the Series A Junior Participating Preferred Stock. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval.

     Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends as determined by the board of directors. MetLife, Inc.'s board of directors is authorized to issue 200,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued or outstanding as of the date of this prospectus. The issuance of dividends will depend upon, among other factors deemed relevant by MetLife, Inc.'s board of directors, MetLife's consolidated financial condition, consolidated results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Metropolitan Life Insurance Company and MetLife, Inc.'s other subsidiaries. There is no requirement or assurance that MetLife, Inc. will declare and pay any dividends. In addition, the indenture governing the terms of MetLife, Inc.'s debentures issued to MetLife Capital Trust I in connection with the offering of equity security units prohibits the payment of dividends on common stock of MetLife, Inc. during a deferral of interest payments on the debentures or an event of default under the indenture or the related guarantee.

     Voting Rights. The holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights.

     Liquidation and Dissolution. In the event of MetLife, Inc.'s liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in MetLife, Inc.'s assets, if any, remaining after the payment of all of MetLife, Inc.'s liabilities and the liquidation preference of any outstanding class or series of preferred stock.

     Other Rights. The holders of common stock have no preemptive, conversion, redemption or sinking fund rights. The holders of shares of MetLife, Inc.'s common stock are not required to make additional capital contributions.

     Transfer Agent and Registrar. The transfer agent and registrar for MetLife, Inc.'s common stock is Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C.

CERTAIN PROVISIONS IN METLIFE, INC.'S CERTIFICATE OF INCORPORATION AND BY-LAWS AND IN DELAWARE AND NEW YORK LAW

     A number of provisions of MetLife, Inc.'s certificate of incorporation and by-laws deal with matters of corporate governance and rights of stockholders. The following discussion is a general summary of selected provisions of MetLife, Inc.'s certificate of incorporation and by-laws and regulatory provisions that might be deemed to have a potential "anti-takeover" effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by MetLife, Inc.'s board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult. Some provisions of the Delaware General Corporation Law and the New York Insurance Law may also have an anti-takeover effect. The following description of selected provisions of MetLife, Inc.'s certificate of incorporation and by-laws and selected provisions of the Delaware General Corporation Law and the New York Insurance Law is necessarily general and reference should be made in each case to MetLife, Inc.'s certificate of incorporation and by-laws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and to the provisions of those laws.

CLASSIFIED BOARD OF DIRECTORS AND REMOVAL OF DIRECTORS

     Pursuant to MetLife, Inc.'s certificate of incorporation, the directors are divided into three classes, as nearly equal in number as possible, with each class having a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. Any effort to obtain control of MetLife, Inc.'s board of directors by causing the election of a majority of the board may require more time than would be required without a staggered election structure. MetLife, Inc.'s certificate of incorporation also provides that, subject to the rights of the holders of any class of preferred stock, directors may be removed only for cause at a meeting of stockholders by a vote of a majority of the shares then entitled to vote. This provision may have the effect of slowing or impeding a change in membership of MetLife, Inc.'s board of directors that would effect a change of control.

EXERCISE OF DUTIES BY BOARD OF DIRECTORS

     MetLife, Inc.'s certificate of incorporation provides that while the MetLife Policyholder Trust is in existence, each MetLife, Inc. director is required, in exercising his or her duties as a director, to take the interests of the trust beneficiaries into account as if they were holders of the shares of common stock held in the trust, except to the extent that any such director determines, based on advice of counsel, that to do so would violate his or her duties as a director under Delaware law.

RESTRICTION ON MAXIMUM NUMBER OF DIRECTORS AND FILLING OF VACANCIES ON METLIFE, INC.'S BOARD OF DIRECTORS

     Pursuant to MetLife, Inc.'s by-laws and subject to the rights of the holders of any class of preferred stock, the number of directors may be fixed and increased or decreased from time to time by resolution of the board of directors, but the board of directors will at no time consist of fewer than three directors. Subject to the rights of the holders of any class of preferred stock, stockholders can only remove a director for cause by a vote of a majority of the shares entitled to vote, in which case the vacancy caused by such removal may be filled at such meeting by the stockholders entitled to vote for the election of the director so removed. Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from a removal for cause where the stockholders have not filled the vacancy, subject to the rights of the holders of any class of preferred stock, may be filled by a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled it will be filled by the stockholders at the next annual meeting of stockholders. The stockholders are not permitted to fill vacancies between annual meetings, except where the vacancy resulted from a removal for cause. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in management.

ADVANCE NOTICE REQUIREMENTS FOR NOMINATION OF DIRECTORS AND PRESENTATION OF NEW BUSINESS AT MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

     MetLife, Inc.'s by-laws provide for advance notice requirements for stockholder proposals and nominations for director. In addition, pursuant to the provisions of both the certificate of incorporation and the by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting. Moreover, the stockholders do not have the power to call a special meeting. Only the chief executive officer or the secretary pursuant to a board resolution or, under some circumstances, the president or a director who also is an officer, may call a special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda and prohibit a stockholder from taking action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management for stockholder vote.

LIMITATIONS ON DIRECTOR LIABILITY

     MetLife, Inc.'s certificate of incorporation contains a provision that is designed to limit the directors' liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law.

Specifically, directors will not be held liable to MetLife, Inc. or its stockholders for an act or omission in their capacity as a director, except for liability as a result of:

     - a breach of the duty of loyalty to MetLife, Inc. or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - payment of an improper dividend or improper repurchase of MetLife, Inc.'s stock under Section 174 of the Delaware General Corporation Law; or

     - actions or omissions pursuant to which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of MetLife, Inc. unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. MetLife, Inc.'s certificate of incorporation also does not eliminate the directors' duty of care. The inclusion of the limitation on liability provision in the certificate may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefitted MetLife, Inc. and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care.

     MetLife, Inc.'s by-laws also provide that MetLife, Inc. indemnify its directors and officers to the fullest extent permitted by Delaware law. MetLife, Inc. is required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with MetLife, Inc. or another entity, including Metropolitan Life Insurance Company, that the director or officer serves at MetLife, Inc.'s request, subject to certain conditions, and to advance funds to MetLife, Inc.'s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of MetLife, Inc. and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

     Some of the provisions of MetLife, Inc.'s certificate of incorporation, including those that authorize the board of directors to create stockholder rights plans, that set forth the duties, election and exculpation from liability of directors and that prohibit stockholders from actions by written consent, may not be amended, altered, changed or repealed unless the amendment is approved by the vote of holders of 75% of the then outstanding shares entitled to vote at an election of directors. This requirement exceeds the majority vote of the outstanding stock that would otherwise be required by the Delaware General Corporation Law for the repeal or amendment of such provisions of the certificate of incorporation. MetLife, Inc.'s by-laws may be amended, altered or repealed by the board of directors or by the vote of holders of 75% of the then outstanding shares entitled to vote in the election of directors. These provisions make it more difficult for any person to remove or amend any provisions that have an antitakeover effect.

BUSINESS COMBINATION STATUTE

     In addition, as a Delaware corporation, MetLife, Inc. is subject to Section 203 of the Delaware General Corporation Law, unless it elects in its certificate of incorporation not to be governed by the provisions of Section 203. MetLife, Inc. has not made that election. Section 203 can affect the ability of an "interested stockholder" of MetLife, Inc. to engage in certain business combinations, including mergers, consolidations or acquisitions of additional shares of MetLife, Inc. for a period of three years following the time that the stockholder becomes an "interested stockholder." An "interested stockholder" is defined to mean any person owning, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. The provisions of

Section 203 are not applicable in some circumstances, including those in which
(1) the business combination or transaction which results in the stockholder becoming an "interested stockholder" is approved by the corporation's board of directors prior to the time the stockholder becomes an "interested stockholder" or (2) the "interested stockholder," upon consummation of such transaction, owns at least 85% of the voting stock of the corporation outstanding prior to such transaction.

RESTRICTIONS ON ACQUISITIONS OF SECURITIES

     Section 7312 of the New York Insurance Law provides that, for a period of five years after completion of the distribution of consideration pursuant to the plan of reorganization, no person may directly or indirectly offer to acquire or acquire in any manner the beneficial ownership (defined as the power to vote or dispose of, or to direct the voting or disposition of, a security) of 5% or more of any class of voting security (which term includes MetLife, Inc.'s common stock) of MetLife, Inc. without the prior approval of the New York Superintendent of Insurance. Pursuant to Section 7312, voting securities acquired in excess of the 5% threshold without such prior approval will be deemed non-voting.

     The insurance laws and regulations of New York, the jurisdiction in which MetLife, Inc.'s principal insurance subsidiary, Metropolitan Life Insurance Company, is organized, may delay or impede a business combination involving MetLife, Inc. In addition to the limitations described in the immediately preceding paragraph, the New York Insurance Law prohibits any person from acquiring control of MetLife, Inc., and thus indirect control of Metropolitan Life Insurance Company, without the prior approval of the New York Superintendent of Insurance. That law presumes that control exists where any person, directly or indirectly, owns, controls, holds the power to vote or holds proxies representing 10% or more of MetLife, Inc.'s outstanding voting stock, unless the New York Superintendent, upon application, determines otherwise. Even persons who do not acquire beneficial ownership of more than 10% of the outstanding shares of MetLife, Inc.'s common stock may be deemed to have acquired such control, if the New York Superintendent determines that such persons, directly or indirectly, exercise a controlling influence over MetLife, Inc.'s management and policies. Therefore, any person seeking to acquire a controlling interest in MetLife, Inc. would face regulatory obstacles which may delay, deter or prevent an acquisition.

     The insurance holding company law and other insurance laws of many states also regulate changes of control (generally presumed upon acquisitions of 10% or more of voting securities) of insurance holding companies such as MetLife, Inc.

     In addition, MetLife, Inc. is now a "financial holding company" and "bank holding company" under the federal banking laws which require prior approval of the Board of Governors of the Federal Reserve System for changes of control. A change of control is conclusively presumed upon acquisitions of 25% or more of any class of voting securities and rebuttably presumed upon acquisitions of 10% or more of any class of voting securities. Further, as a result of MetLife, Inc.'s ownership of MetLife Bank, N.A., a national bank, the Office of the Comptroller of the Currency's approval would be required in connection with a change of control (generally presumed upon the acquisition of 10% or more of any class of voting securities) of MetLife, Inc.

STOCKHOLDER RIGHTS PLAN

     MetLife, Inc.'s board of directors has adopted a stockholder rights plan under which each outstanding share of MetLife, Inc.'s common stock issued between April 4, 2000 and the distribution date (as described below) will be coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of common stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of MetLife, Inc.'s Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of MetLife, Inc.'s common stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a stockholder, including the right to receive dividends or to vote at stockholder meetings. The description and terms of the rights are set forth in a rights agreement entered into between MetLife, Inc. and Mellon Investor Services, successor to ChaseMellon Shareholder Services, L.L.C., as rights agent. Although the material provisions of the rights agreement have been accurately summarized, the statements below concerning the rights agreement are not necessarily complete and in each instance reference is made to the form of rights agreement itself, which is incorporated by reference into this prospectus in its entirety. Each statement is qualified in its entirety by such reference.

     Stockholder rights are not exercisable until the distribution date and will expire at the close of business on April 4, 2010, unless earlier redeemed or exchanged by MetLife, Inc. A distribution date would occur upon the earlier of:

     - the tenth day after the first public announcement or communication to MetLife, Inc. that a person or group of affiliated or associated persons (referred to as an "acquiring person") has acquired beneficial ownership of 10% or more of MetLife, Inc.'s outstanding common stock (the date of such announcement or communication is referred to as the "stock acquisition time"); or

     - the tenth business day after the commencement or announcement of the intention to commence a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

If any person becomes an acquiring person, each holder of a stockholder right will be entitled to exercise the right and receive, instead of Series A Junior Participating Preferred Stock, common stock (or, in certain circumstances, cash, a reduction in purchase price, property or other securities of MetLife, Inc.) having a value equal to two times the purchase price of the stockholder right. All stockholder rights that are beneficially owned by an acquiring person or its transferee will become null and void.

     If at any time after a public announcement has been made or MetLife, Inc. has received notice that a person has become an acquiring person, (1) MetLife, Inc. is acquired in a merger or other business combination or (2) 50% or more of MetLife, Inc.'s assets, cash flow or earning power is sold or transferred, each holder of a stockholder right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the purchase price of the right.

     The purchase price payable, the number of one one-hundredths of a share of Series A Junior Participating Preferred Stock or other securities or property issuable upon exercise of rights and the number of rights outstanding, are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price or the number of shares of Series A Junior Participating Preferred Stock issuable upon exercise of a stockholder right will be required until the cumulative adjustment would require an increase or decrease of at least one percent in the purchase price or number of shares for which a right is exercisable.

     At any time until the earlier of (1) the stock acquisition time or (2) the final expiration date of the rights agreement, MetLife, Inc. may redeem all the stockholder rights at a price of $0.01 per right. At any time after a person has become an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding shares of MetLife, Inc.'s common stock, MetLife, Inc. may exchange the stockholder rights, in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of preferred stock having equivalent rights, preferences and privileges), per right.

     The stockholder rights plan is designed to protect stockholders in the event of unsolicited offers to acquire MetLife, Inc. and other coercive takeover tactics which, in the opinion of its board of directors, could impair its ability to represent stockholder interests. The provisions of the stockholder rights plan may render an unsolicited takeover more difficult or less likely to occur or may prevent such a takeover, even though such takeover may offer MetLife, Inc.'s stockholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of MetLife, Inc.'s stockholders.

METLIFE POLICYHOLDER TRUST

     Under the plan of reorganization, MetLife established the MetLife Policyholder Trust to hold the shares of common stock allocated to eligible policyholders. 494,466,664 shares of common stock were distributed to the MetLife Policyholder Trust on the effective date of the plan of reorganization. As of May 16, 2001, the trust held 440,904,570 shares of MetLife, Inc.'s common stock. Because of the number of shares held by the trust and the voting provisions of the trust, the trust may affect the outcome of matters brought to a stockholder vote.

     The trustee will generally vote all of the shares of common stock held in the trust in accordance with the recommendations given by MetLife, Inc.'s board of directors to its stockholders or, if the board gives no such recommendation, as directed by the board, except on votes regarding certain fundamental corporate actions. As a result of the voting provisions of the trust, MetLife, Inc.'s board of directors will effectively be able to control votes on all matters submitted to a vote of stockholders, excluding those fundamental corporate actions described below, so long as the trust holds a substantial number of shares of MetLife, Inc.'s common stock.

     If the vote relates to fundamental corporate actions specified in the trust, the trustee will solicit instructions from the beneficiaries and vote all shares held in the trust in proportion to the instructions it receives, which would give disproportionate weight to the instructions actually given by trust beneficiaries. These actions include:

     - an election or removal of directors in which a stockholder has properly nominated one or more candidates in opposition to a nominee or nominees of MetLife, Inc.'s board of directors or a vote on a stockholder's proposal to oppose a board nominee for director, remove a director for cause or fill a vacancy caused by the removal of a director by stockholders, subject to certain conditions;

     - a merger or consolidation, a sale, lease or exchange of all or substantially all of the assets, or a recapitalization or dissolution of, MetLife, Inc., in each case requiring a vote of MetLife, Inc.'s stockholders under applicable Delaware law;

     - any transaction that would result in an exchange or conversion of shares of common stock held by the trust for cash, securities or other property; and

     - any proposal requiring MetLife, Inc.'s board of directors to amend or redeem the rights under the stockholder rights plan, other than a proposal with respect to which MetLife, Inc. has received advice of nationally-recognized legal counsel to the effect that the proposal is not a proper subject for stockholder action under Delaware law.

                              SELLING STOCKHOLDERS

     The table below presents information with respect to the selling stockholders and the number of shares of MetLife, Inc.'s common stock that each may offer under this prospectus. The selling stockholders or their affiliates originally acquired the shares of common stock offered by this prospectus from MetLife, Inc. in private placements on April 7, 2000. Pursuant to stock purchase agreements, both dated as of April 3, 2000, Banco Santander Central Hispano, S.A. purchased 30,000,000, Credit Suisse First Boston (through its Guernsey Branch) purchased 14,000,000 and Winterthur Life purchased 16,000,000 shares of MetLife, Inc.'s common stock. In accordance with the terms of the applicable stock purchase agreement, prior to the closings of the private placements, Winterthur Life transferred 2,000,000 shares of MetLife, Inc.'s common stock to Credit Suisse Group, Guernsey Branch. Each of the foregoing entities, except Banco Santander Central Hispano, S.A., is a selling stockholder under this prospectus. However, for purposes of the registration rights and the restrictions discussed below, Credit Suisse First Boston (through its Guernsey Branch), Winterthur Life and Credit Suisse Group (Guernsey Branch) are treated as one selling stockholder. Credit Suisse First Boston is a wholly-owned direct subsidiary of Credit Suisse Group, and Winterthur Life is a wholly-owned indirect subsidiary of Credit Suisse Group. On December 22, 2000, in accordance with the terms of the applicable stock purchase agreement, Banco Santander Central Hispano, S.A. transferred its 30,000,000 shares of MetLife, Inc.'s common stock to Santusa Holding, S.L., an affiliate of Banco Santander Central Hispano, S.A. Santusa Holding, S.L. is also a selling stockholder under this prospectus.

                                        NUMBER OF SHARES                                  NUMBER OF SHARES
                                        OF COMMON STOCK                                   OF COMMON STOCK
         NAMES OF SELLING              BENEFICIALLY OWNED           PERCENTAGE OF         COVERED BY THIS
           STOCKHOLDERS              PRIOR TO THIS OFFERING        OUTSTANDING (1)           PROSPECTUS
         ----------------            ----------------------        ---------------        ----------------
Santusa Holding, S.L.                      30,000,000                   4.00%                30,000,000
Credit Suisse First Boston
  (through its Guernsey Branch)            14,000,000                   1.87%                14,000,000
Winterthur Life                            14,000,000                   1.87%                14,000,000
Credit Suisse Group
  (Guernsey Branch)                         2,000,000(2)                0.30%                 2,000,000

---------------

(1) Beneficial ownership is based upon 749,733,176 shares of MetLife, Inc.'s common stock outstanding as of May 4, 2001, as reported in MetLife, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, which is incorporated herein by reference.

(2) In addition, affiliates of Credit Suisse Group beneficially own approximately 454,750 shares (less than 0.06%) of MetLife, Inc.'s common stock.

     In connection with the private placements and related agreements, the selling stockholders received registration rights with respect to the common stock purchased. MetLife, Inc. is filing this shelf registration statement with the SEC in compliance with those rights. The registration rights granted allow each selling stockholder to make two offerings under this registration statement each year, subject to a minimum offering size of $50,000,000 per offering, although underwritten offerings may not be made on (i) more than one occasion for each selling stockholder each year, or (ii) more than five occasions for each selling stockholder in total.

     Since the date of this prospectus, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a substantial portion of the shares of MetLife, Inc. common stock held by them in a transaction or series of transactions exempt from the Securities Act. Information regarding the selling stockholders may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required.

     Each selling stockholder may from time to time offer and sell under this prospectus any or all of the securities owned by it. Because the selling stockholders are not obligated to sell the shares of MetLife, Inc.'s common stock held by them, MetLife, Inc. cannot estimate the number of shares of its common stock that the selling stockholders will beneficially own after this offering.

     Each selling stockholder has agreed that it will not, without the consent of MetLife, Inc. or the New York Superintendent of Insurance, increase its ownership of MetLife, Inc.'s voting securities above 4.9% of those outstanding shares (or more than 5.0% with the approval of MetLife, Inc. and the New York Superintendent of Insurance), except for any increase resulting from transactions in the ordinary course of the business of the selling stockholder as underwriter, broker/dealer, investment manager or investment adviser or from ordinary trading activities (unless such transactions were made with the purpose of changing or influencing the control of MetLife, Inc.), seek to obtain board representation, solicit proxies in opposition to management or take certain other actions for five years.

     On May 11, 2000, Santusa Holding, S.L. obtained the approval of MetLife, Inc. and the New York Superintendent of Insurance to increase its ownership of MetLife, Inc.'s common stock up to, but not more than, 5.0% of MetLife, Inc.'s outstanding shares of common stock.

     MetLife, Inc. has agreed to pay all expenses incurred by it in connection with complying with the registration rights granted to the selling stockholders, including any registration and filing fees, fees and expenses of compliance with securities or blue sky laws of the United States (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the shares covered by this prospectus), printing expenses, fees and disbursements of counsel and independent public accountants for MetLife, Inc., fees of the National Association of Securities Dealers, Inc., listing or quotation fees, internal expenses (including all salaries and expenses of MetLife, Inc.'s officers and employees performing legal and accounting duties), fees of transfer agents and registrars, and the fees and expenses of counsel and accountants for the selling stockholders. The selling stockholders will be responsible for all underwriting fees, discounts or commissions and transfer taxes incurred by them in connection with the sale of these shares.

RELATIONSHIPS BETWEEN METLIFE AND THE SELLING STOCKHOLDERS

     Credit Suisse First Boston Corporation, an affiliate of the Guernsey Branch of Credit Suisse First Boston, and Winterthur Life and Credit Suisse Group, Guernsey Branch, as well as certain of their affiliates, have or may have provided from time to time, investment banking, financial advisory and other related services to us and our affiliates, for which they have received customary fees and commissions. In addition, Credit Suisse First Boston Corporation may, as principal or agent, assist in the sale of shares of MetLife, Inc.'s common stock on behalf of MetLife Policyholder Trust beneficiaries who elect to sell shares under the purchase and sale program established by the plan of reorganization of Metropolitan Life Insurance Company. One of MetLife, Inc.'s officers is a member of the investment committee of Credit Suisse First Boston International Equity Partners, L.P. MetLife is a limited partner of certain limited partnerships affiliated with Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation maintains arrangements with MetLife, Inc. relating to the lease of office buildings.

     We own approximately 3% or less of the outstanding common stock of certain subsidiaries of Banco Santander Central Hispano, S.A. and Credit Suisse Group. MetLife operates in Spain and Portugal through joint venture arrangements with Banco Santander Central Hispano, S.A. In December 2000, Banco Santander Central Hispano, S.A. and MetLife signed an agreement to restructure this joint venture. Under this agreement, MetLife will be transferring full ownership of the Portuguese branches to Banco Santander Central Hispano, S.A.

     Mr. Harry P. Kamen is a director of MetLife, Inc. and Metropolitan Life Insurance Company and a director of Banco Santander Central Hispano, S.A. Mr. Gerald Clark is Vice-Chairman of the Board of Directors, Chief Investment Officer and a director of MetLife, Inc. and Metropolitan Life Insurance Company. Mr. Clark is also a director of Credit Suisse Group.

                              PLAN OF DISTRIBUTION

     This prospectus, including any amendment or supplement, may be used in connection with sales of up to 60,000,000 shares of MetLife, Inc.'s common stock. A selling stockholder may offer its shares of common stock at various times in one or more of the following transactions:

     - in exchange or over-the-counter market transactions;

     - in private transactions other than exchange or over-the-counter market transactions;

     - through short sales, put and call option or other derivative transactions, although neither MetLife nor any of the selling stockholders concedes that any such transactions would constitute a sale of the shares of MetLife, Inc.'s common stock owned by the selling stockholders for purposes of the Securities Act;

     - through underwriters, brokers or dealers (who may act as agent or principal);

     - directly to one or more purchasers;

     - through agents;

     - through distribution by a selling stockholder or its successor in interest to its members, partners or shareholders;

     - in negotiated transactions;

     - by pledge to secure debts and other obligations; or

     - in a combination of such methods.

     A selling stockholder, or its donee, pledgee, transferee or other successor in interest, may sell its shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     A selling stockholder also may resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

     A selling stockholder may use underwriters, brokers, dealers or agents to sell its shares. Any underwriter, broker, dealer or agent may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchaser or such other persons who may be effecting sales hereunder. The discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the type of transactions involved. However, the maximum underwriting discounts or commissions to be received by any underwriter for the sale of any common stock pursuant to this shelf registration shall not be greater than eight (8) percent. Underwriters may sell the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Some sales may involve shares in which the selling stockholders have granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered, the names of the selling stockholders and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholders, and any discounts, concessions or commissions allowed or re-allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

     A selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with a selling stockholder. A selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or their financial institution of the shares of common stock offered hereby, which shares such broker-dealer or their financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     A selling stockholder may offer and sell shares of common stock other than for cash. In such event, any required details of the transaction will be set forth in a prospectus supplement.

     Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. Each selling stockholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by the selling stockholders pursuant to this prospectus, which may affect the marketability of the shares offered by this prospectus.

     MetLife, Inc. may suspend the use of this prospectus by the selling stockholders under certain circumstances.

                                 LEGAL OPINIONS

     The validity of any shares of common stock offered hereby will be passed upon for MetLife, Inc. by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP maintains a group life insurance policy with Metropolitan Life Insurance Company and beneficially owns an aggregate of less than 0.01% of MetLife, Inc.'s outstanding common stock. Helene L. Kaplan and Curtis H. Barnette, directors of MetLife, Inc. and Metropolitan Life Insurance Company, are of counsel to Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from MetLife, Inc.'s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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                               25,000,000 SHARES

                                 METLIFE, INC.

                                  COMMON STOCK

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                             PROSPECTUS SUPPLEMENT
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                              MERRILL LYNCH & CO.

                                 AUGUST 7, 2001
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